UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2021

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On June 30, 2021, VYNE Therapeutics Inc. (the “Company”) received a paragraph IV certification notice (the “Notice”) from Perrigo Israel Pharmaceuticals Ltd. (“Perrigo”) advising that Perrigo has submitted to the U.S. Food and Drug Administration (the “FDA”) an Abbreviated New Drug Application (“ANDA”) seeking approval to manufacture and sell a generic version of the Company’s product AMZEEQ® (minocycline) topical foam, 4% in the United States prior to the expiration of the Company’s U.S. patents Nos. 8,865,139, 8,945,516, 8,992,896, 9675,700, 10,086,080, 10,137,200, 10,213,512, 10,265,404, 10,398,641, 10,517,882, 10,821,187, and 10,849,847 (the “Challenged Patents”), which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, otherwise known as the “Orange Book.” The Notice alleges that the Challenged Patents are invalid, unenforceable, and/or will not be infringed by the commercial manufacture, use or sale of the generic product described in Perrigo’s ANDA. The Company is currently reviewing the Notice and intends to vigorously defend and enforce its intellectual property rights protecting AMZEEQ, as needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: July 2, 2021	By:	/s/ Mutya Harsch
Mutya Harsch Chief Legal Officer and General Counsel